UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2014 (November 8, 2013)

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Inventure Foods, Inc. (the “Company”) on November 12, 2013 (the “Original 8-K”) announcing the completion on November 8, 2013 of the acquisition (the “Acquisition”) contemplated by the Asset Purchase Agreement, dated November 8, 2013, by and among the Company, FFF Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Fresh Frozen, LLC, a Georgia limited liability company (“Fresh Frozen”), and Fresh Frozen’s members.

In the Original 8-K, the Company indicated that it would file the historical and pro forma financial information required under Item 9.01 with respect to the Acquisition within 71 days of the due date of the Original 8-K, as permitted by the SEC rules.  The Company is now filing this Amendment No. 1 to include the required financial statements and pro forma financial information as a result of the completion of the Acquisition.

Item 9.01                                           Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The historical financial statements of Fresh Frozen for the years ended December 31, 2012 and 2011 are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

The historical financial statements of Fresh Frozen for the nine-month periods ended September 30, 2013 and 2012 (unaudited) are filed herewith as Exhibit 99.3 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the Company for the year ended December 29, 2012 and for the nine months ended September 28, 2013, giving effect to the Acquisition, are filed herewith as Exhibit 99.4 and are incorporated herein by reference.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

23.1	Consent of Nichols, Cauley & Associates, LLC.

99.2	The historical financial statements of Fresh Frozen for the years ended December 31, 2012 and 2011.

99.3	The historical financial statements of Fresh Frozen for the nine-month periods ended September 30, 2013 and 2012 (unaudited).

99.4	The unaudited pro forma condensed combined financial statements of the Company for the year ended December 29, 2012 and for the nine months ended September 28, 2013, giving effect to the Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2014	INVENTURE FOODS, INC.

	By:	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer